Responses to N-SAR for the period ending June 30, 2016

Life Series Funds

Exhibit 77Q1(a)

The Amended and Restated Trust Instrument and Amended By-Laws for the First Investors Life Series Funds were included as part of the registration statement for the First Investors Life Series Funds that was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2016 (Accession No. 0000898432-16-002174),
which is hereby incorporated by reference as part of the response to
Item 77Q1 of Form N-SAR.